UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2013

Invesco Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction

of Incorporation)

001-13908	98-0557567
(Commission File Number)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia 30309

(Address of Principal Executive Offices, Including Zip Code)

(404) 892-0896

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 12, 2013, Invesco Finance plc (the “Issuer”), an indirect wholly-owned finance subsidiary of Invesco Ltd. (the “Company”), completed its registered public offering (the “Offering”) of $600 million aggregate principal amount of 4.000% Senior Notes due 2024 (the “2024 Notes”) at a public offering price of 99.284% of the principal amount and $400 million aggregate principal amount of 5.375% Senior Notes due 2043 (the “2043 Notes”) at a public offering price of 98.298% of the principal amount (the 2024 Notes and the 2043 Notes together, the “Notes”). The Notes will be guaranteed on a senior unsecured basis by the Company. The Issuer and the Company entered into an indenture dated as of November 8, 2012, with The Bank of New York Mellon, as trustee (the “Base Indenture”), and in connection with the Offering, entered into a second supplemental indenture dated as of November 12, 2013, with the Bank of New York Mellon, as trustee (the “Second Supplemental Indenture”) and a third supplemental indenture dated as of November 12, 2013, with the Bank of New York Mellon, as trustee (the “Third Supplemental Indenture”) (the Base Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture collectively, the “Indenture”).

The 2024 Notes mature on January 30, 2024 and bear interest at 4.000% per annum, payable semiannually in arrears on January 30 and July 30, beginning on July 30, 2014. The 2043 Notes mature on November 30, 2043 and bear interest at 5.375% per annum, payable semiannually in arrears on May 30 and November 30, beginning on May 30, 2014.

The Notes and related guarantee rank equal in right of payment to the Company’s current and future senior debt and senior in right of payment to any future subordinated debt. The Notes are effectively subordinated to the Company’s current and future secured debt, to the extent of the value of the assets securing such debt, and any liabilities of the Company’s subsidiaries.

The descriptions of the provisions of the Base Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements. The Base Indenture is incorporated by reference to Exhibit 4.1, the Second Supplemental Indenture, which includes the form of 2024 Notes, is attached hereto as Exhibit 4.2 and the Third Supplemental Indenture, which includes the form of 2043 Notes, is attached hereto as Exhibit 4.3, and they are each incorporated herein by reference.

Item 8.01. Other Events

On November 6, 2013, the Issuer and the Company, as guarantor, entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the purchase agreement, the Issuer agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, the Notes. A copy of the purchase agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the Notes is registered pursuant to a Registration Statement (No. 333-184744) on Form S-3 filed by the Company with the Securities and Exchange Commission.

The net proceeds from the Notes offering will be used to repay all or a portion of the amounts currently drawn on the Company’s existing credit facility. The balance of the net proceeds of this offering will be used for general corporate purposes.

The expenses relating to the offering of the Notes are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$127,513
Accounting Fees and Expenses	100,000
Legal Fees and Expenses	200,000
Printing Expenses	40,000
Trustee’s Fees and Expenses	25,000

Total	$492,513

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

1.1	Purchase Agreement, dated as of November 6, 2013, by and among Invesco Finance plc, Invesco Ltd. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC.

4.1	Indenture, dated as of November 8, 2012, between Invesco Finance plc, the Guarantors and The Bank of New York Mellon, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 9, 2012).

4.2	Second Supplemental Indenture, dated November 12, 2013, between Invesco Finance plc, the Company and The Bank of New York Mellon, as trustee.

4.3	Third Supplemental Indenture, dated November 12, 2013, between Invesco Finance plc, the Company and The Bank of New York Mellon, as trustee.

4.4	Form of 4.000% Senior Notes due 2024 (included in Exhibit 4.2).

4.5	Form of 5.375% Senior Notes due 2043 (included in Exhibit 4.3).

5.1	Opinion of Appleby (Bermuda) Limited.

5.2	Opinion of Alston & Bird LLP.

5.3	Opinion of Linklaters LLP.

12.1	Statements re: Computation of Ratios.

23.1	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).

23.2	Consent of Alston & Bird (included in Exhibit 5.2).

23.3	Consent of Linklaters LLP (included in Exhibit 5.3).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO LTD.

By:	/s/ Kevin M. Carome
Name:	Kevin M. Carome
Title:	Senior Managing Director and General Counsel

Dated: November 12, 2013